UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2008 (January 28, 2008)
National Medical Health Card Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26749	11-2581812

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

26 Harbor Park Drive, Port Washington, New York		11050

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 626-0007
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 28, 2008, National Medical Health Card Systems, Inc. (“NMHC”) entered into an amendment (the “Amendment”) to the Chairman Agreement, dated as of February 23, 2007, by and between NMHC and Thomas W. Erickson, NMHC’s Chairman of the Board and interim Chief Executive Officer and President (the “NMHC Chairman Agreement”). A copy of the NMHC Chairman Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated February 23, 2007 (the “Report”). The disclosures contained in Item 5.02 of the Report regarding the NMHC Chairman Agreement are incorporated herein by reference.
     Pursuant to the terms of the Amendment, Mr. Erickson agrees to serve as NMHC’s Chairman of the Board, Interim Chief Executive Officer and Interim President in accordance the terms of the NMHC Chairman Agreement. The Amendment also extends the term of the NMHC Chairman Agreement for an additional year. As a result, the NMHC Chairman Agreement will expire on February 22, 2009, unless earlier terminated in accordance with its terms.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 . Financial Statements and Exhibits.
     (d) Exhibits
10.1	First Amendment to Chairman Agreement by and between NMHC and Thomas W. Erickson, dated as of January 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008	NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

	By:	/s/ George McGinn

George McGinn
General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

10.1	First Amendment to Chairman Agreement by and between NMHC and Thomas W. Erickson, dated as of January 28, 2008.